SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 1997



                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


  VIRGINIA                           0-23954                54-1589139
(State of                          (Commission            (IRS Employer
incorporation)                      File Number)       Identification No.)


         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                       23219
         (Address of principal                                  (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2. Acquisition or Disposition of Assets

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  a.       Independent Auditors' Report
                             (Clarion Crossing Apartments)*

                           Historical Statement of Income and
                             Direct Operating Expenses
                             (Clarion Crossing Apartments)*

                           Note to Historical Statement of
                             Income and Direct Operating
                             Expenses (Clarion Crossing Apartments)*

                  b.       Pro Forma Statement of Operations for the Nine Months
                            ended September 30, 1997 (unaudited)*

                           Pro Forma Balance Sheet as of
                             September 30, 1997 (unaudited)*

                           Pro Forma Statement of Operations
                             for the Year ended December 31, 1996
                             (unaudited)*

                  c.       Exhibits

                           10.1       Purchase Contract for Clarion Crossing
                                      Apartments

                           23.1       Consent of Independent Auditors*

----------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets


                           CLARION CROSSING APARTMENTS
                             Raleigh, North Carolina


     On  September  30,  1997,   Cornerstone  Realty  Income  Trust,  Inc.  (the
"Company") purchased the Clarion Crossing Apartments, a 228- unit apartment complex located in Wake County, near Raleigh, North Carolina (the "Property").

     The Company purchased the Property from Clarion Crossing Limited Partnership, which is not affiliated with the Company or its affiliates. The aggregate purchase price for the Property was $10,600,000. The Property includes undeveloped land which the Company believes will accommodate up to 32 additional apartment units if and when the Company determines to add such units to the Property. The entire purchase price of the Property was borrowed on an interim basis under the Company's unsecured line of credit and title to the Property was conveyed to the Company by a limited warranty deed.

     Location. The following information is based in part on information provided by the Raleigh Chamber of Commerce.

     The Property is located in Wake County, near Raleigh within the Raleigh/Durham Metropolitan Statistical Area. The area is also known as the Research Triangle, and contains the cities of Raleigh, Durham and Chapel Hill. It is the second largest metropolitan area in North Carolina, after the Charlotte metropolitian area.

     Raleigh is the capital of North Carolina and is the fastest growing major city in North Carolina. The population of the city was approximately 150,000 in 1980 and estimated to be approximately 208,000 in 1993.

     Research Triangle Park, which is located an approximately 15-minute drive from the Property, is the largest planned research and development industrial park in the United States. It was founded in 1958 as a cooperative effort among Duke University, the University of North Carolina and North Carolina State University. The Park comprises approximately 6,800 acres and contains over 14 million square feet of industrial space. Among the Park's approximately 60 research-oriented firms are IBM, Glaxo and Northern Telecom.

     Raleigh's economy generally is a blend of industry, education and government. The city's employment stability, strategic location, favorable labor climate, pro-business attitude and pool of educated workers have helped the area attract many major businesses and industries. Major industries in the area include electronics, electrical equipment and machinery, metal working and food processing.

     The Research Triangle is home to Duke University, the University of North Carolina at Chapel Hill and North Carolina State University.

     The Property is located at 1141 Crab Orchard Drive off of Avent Ferry Road. The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family housing. The Property is located near major shopping, schools and churches, and is readily accessible from Interstates 40 and 440. The Property is located an approximately 15-minute drive from both Raleigh/Durham International Airport and Research Triangle Park.

     Description of the Property. The Property consists of 228 garden and townhouse-style apartment units in 20 two-story buildings on approximately 22.8 acres of land. As indicated above, there is additional undeveloped land that the Company believes could accommodate up to 32 additional apartment units.

     The Property was built in 1972 and was substantially renovated in 1993. The renovations completed in 1993 included raising the elevation of the roofs, installing new vinyl siding on the entire Property, construction of a clubhouse, installation of additional washer/dryer connections in apartment units; and replacing light fixtures, carpeting, vinyl flooring and appliances throughout the Property.

     The Company believes that the Property is in very good condition and that, because of the substantial renovation completed in 1993, few additional repairs and improvements are necessary to bring the Property into compliance with the Company's standards. However, the Company has budgeted approximately $114,000 for additional renovations and improvements to the Property. These additional renovations and improvements will include redecorating of the clubhouse, some apartment interior upgrading and minor creek erosion control.

     The Property offers seven unit types. The unit mix and rents currently being charged new tenants are as follows:

                                           Approximate
                                           Interior
Quantity          Type                     Square Footage         Monthly Rental
--------          ----                     --------------         --------------
40                Efficiency                    420                  $ 470
20                One bedroom, one              562                    545
                  bathroom
20                One bedroom, one              606                    570
                  bathroom w/WD
                  connections
20                One bedroom, one              706                    570
                  bathroom
20                One bedroom, one              776                    600
                  bathroom w/WD
                  connections
60                Two bedrooms, one             880                    650
                  bathroom w/WD
                  connections
48                Two bedrooms, two           1,100                    740
                  bathrooms w/WD
                  connections


     The apartments provide a combined total of approximately 175,400 of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, one-bath apartment unit (880 square feet) rented for $430 in 1992, $480 in 1993, $520 in 1994, $560 in 1995, and $590 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.30 $7.04, $7.62, $8.21 and $8.65, respectively.

     The buildings are wood-frame construction on concrete slabs. Exteriors are covered with vinyl siding and the roofs are pitched and covered with asphalt shingles.

     Each apartment unit at the Property has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath, as well as a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment unit has mini-blinds and vertical blinds, a private deck or patio, and walk-in closets. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity usage, which includes heat, cooking, air conditioning, hot water and lights.

     The Property has an outdoor swimming pool with surrounding decking, two tennis courts, a fully-equipped fitness center, a creek-side picnic area and a central laundry facility. In addition, each building has its own laundry room. The clubhouse includes a kitchen, bar, entertainment center and a leasing office. There is ample paved parking for tenants.

     There are at least seven apartment properties in the area that compete with the Property. All offer similar amenities and have rents that generally are comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing properties now averages approximately 97%.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 96% in 1992, 85% in 1993, 97% in 1994, 99% in 1995, and 96% in 1996. On September 22, 1997, the Property was 95% occupied.

     The tenants at the Property are a mix of white-collar and blue-collar workers, students and retired persons.

     The following table sets forth the 1996 real estate tax information on the Property.


                           Assessed
Jurisdiction               Value                Tax Rate             Tax
------------               ---------            --------             ---
Wake County                $5,349,226           0.6300               $33,700.12

City of Raleigh             5,349,226           0.5375                28,752.09

Plus residential
waste reduction
fee of $15 per
unit:                                                                  3,420.00

                                                             TOTAL:  $65,872.21

     The basis of the depreciable residential real property portion of the Property (currently estimated at about $7,506,295) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended ("the Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

     Material  Factors  Considered  in  Assessing  the  Property.   The  factors
considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

     1. The Company believes that the Raleigh, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property. In particular, the Company believes that the presence of Research Triangle Park and three major universities in the area and associated businesses and activities will have a positive impact on the area for the indefinite future.

     2. The Company already owns several other apartment complexes in Raleigh and believes that it is knowledgeable and experienced regarding the Raleigh apartment rental market.

     3. Based upon an engineering report and its own inspections, the Company believes that the Property is in very good condition. In particular, the Company believes the Property benefitted substantially from the extensive renovation completed by the seller in 1993.

     4. The Property is conveniently proximate to major employers and shopping.

     The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be indicative of future operating results.

                                   ITEM 7.a.*


----------
* To be filed by amendment. It is impracticable to include herein the required financial statements for Clarion Crossing Apartments. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*


----------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Cornerstone Realty Income Trust, Inc.


Date: October 15, 1997                      By:      /s/ Stanley J. Olander, Jr.
                                                     ---------------------------
                                                     Stanley J. Olander, Jr.,
                                                     Chief Financial Officer
                                                     of Cornerstone Realty
                                                     Income Trust, Inc.

                                  EXHIBIT INDEX

                         Cornerstone Realty Income Trust
                        Form 8-K dated September 30, 1997


Exhibit Number              Exhibit
--------------              -------

         10.1               Purchase Contract for Clarion Crossing Apartments

         23.1               Consent of Independent Auditors*


----------
* To be filed by amendment.